UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2024

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On January 29, 2024, NightHawk Biosciences, Inc., a Delaware corporation (the “Company”), entered into a Patent Rights Sale and Assignment Agreement with Kopfkino IP, LLC (“Patent Agreement”). Pursuant to the Patent Agreement, in exchange for $1,000,000, the Company has assigned its right, title and interest in and under the exclusive license agreement it entered into with Shattuck Labs, Inc. (“Shattuck”) in 2016, including its rights to certain provisional patent applications and know-how related to fusion proteins to treat cancer and other diseases that were not being developed by the Company.

On January 26, 2024 in accordance with the terms of that certain Asset and Equity Interests Purchase Agreement, dated December 11, 2023 (the “Agreement”), with Elusys Holdings Inc. (“Elusys”), Elusys purchased from the Company a convertible promissory note in the aggregate amount of $2,250,000 (the “Note”), the conversion of which is subject to both Elusys’ election and obtaining stockholder approval of the issuance of shares of the Company’s common stock upon such conversion. The Note bears interest at a rate of 1% per annum, matures on the one-year anniversary of its issuance and converts into shares of the Company’s common stock at the option of Elusys only if stockholder approval of the issuance of such shares of common stock issuable upon conversion of the Note is obtained prior to the maturity date. The conversion price is $0.39281, which is equal to 110% of the volume weighted average price (VWAP) of the Company’s common stock for the seven trading days prior to December 11, 2023. Based upon such conversion price Elusys would be issued 5,727,960 shares of the Company’s common stock upon conversion of the Note. Notwithstanding the foregoing, if the Company consummates a public financing, subject to certain exceptions, within sixty days of December 11, 2023, the conversion price will be adjusted to be 110% of the per share purchase price of the common stock in such public financing. Such adjustment will only be made upon the first financing in the event of multiple financings during the foregoing period.

The foregoing description of the terms of the Patent Agreement, the Agreement and Note do not purport to be complete and are qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 2.1, 4.1 and 10.1 respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation Or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Note and the shares of common stock that may be issued under the Note are being offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder.

Item 7.01   Regulation FD Disclosure.

On January 30, 2024, the Company issued a press release announcing its entry into the Patent Agreement and the issuance of the Note. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset and Equity Interests Purchase Agreement by and between NightHawk Biosciences, Inc. and Elusys Holdings Inc., dated as December 11, 2023 (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023 (File No. 001-35994)
4.1	Note in the principal amount of $2,250,000 issued to Elusys Holdings Inc.
10.1	Patent Rights Sale and Assignment Agreement between NightHawk Biosciences, Inc. and Kopfkino IP, LLC
99.1	Press Release issued by NightHawk Biosciences, Inc. January 3 , 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2024	NightHawk Biosciences, Inc.

	By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chief Executive Officer